Exhibit 10.2
Schedule of Participating Directors and Officers to Form Indemnification Agreement
Armstrong World Industries, Inc. entered into indemnification agreements with its directors, Stan A. Askren, David Bonderman, Jon A. Boscia, Kevin R. Burns, James J. Gaffney, Judith R. Haberkorn, James C. Melville, James J. O’Connor, John J. Roberts and Edward E. Steiner and certain of its officers including Thomas B. Mangas, Stephen F. McNamara, Jeffrey D. Nickel and Frank J. Ready.